UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the
Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2005

EXIDE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11263 (Commission File Number)	23-0552730 (IRS Employer Identification No.)

Crossroads Corporate Center 3150 Brunswick Pike Suite 230 Lawrenceville, New Jersey 08648 (Address of Principal Executive Offices)	08648 (Zip Code)

Registrant’s telephone number, including area code:	(609) 512-3000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     Beginning on January 12, 2005, members of Exide Technologies’ (the “Company”) Board of Directors and senior management spoke with representatives of Sandell Asset Management Corp. (“Sandell”) regarding a number of issues, including the Company’s proposed Chief Executive Officer candidate, the current composition and structure of the Company’s Board of Directors and the proposed senior note offering. Separately, beginning February 9, 2005, members of the Company’s Board of Directors and senior management discussed similar issues with representatives of Soros Fund Management LLC (“Soros”).

     The Company has answered the questions raised separately by Sandell and Soros regarding the Company’s senior note offering, and each has also independently agreed to publicly support the Company’s hiring of its new Chief Executive Officer, Gordon A. Ulsh.

     Based on the separate discussions with each of these shareholders, the Company’s Board of Directors has voted to expand its membership by two directors to a total of nine directors. The additional two directorships will be filled with nominees, who meet the Company’s director standards, as set forth in the Company’s governance documents, independently selected by each of Sandell and Soros by March 7, 2005 or, if the initial nominees do not meet such standards, within three days of submission of nominees who meet such standards. Both of such nominees will be appointed to the Board’s Nominating and Corporate Governance Committee.

     The Company’s Board of Directors will recommend the following to its shareholders at the Company’s upcoming annual meeting: (1) eliminating the three class structure of its Board of Directors and placing all directors up for election at the Company’s upcoming annual meeting; (2) eliminating the prohibition on the Company’s shareholders calling special meetings and creating a provision allowing for such special shareholder meeting(s) upon the request of holders of fifteen (15) percent of the Company’s stock; and (3) eliminating the cap on the number of directors on the Company’s Board of Directors, but maintaining the right of the Board of Directors set forth in the Company’s bylaws to set the number of directors and fill vacancies on the Board of Directors.

     The Company’s Board of Directors will select the nominees to be slated for election at its upcoming annual meeting after receiving a recommendation from its Nominating and Corporate Governance Committee. The Committee’s recommendation will be based on its consideration of, among others, nominees from its existing Board of Directors and from nominees proposed by the Company’s shareholders. As a result of the actions the Company will take described herein, if either of Sandell or Soros do not propose new nominees during the nominating process, or if such shareholder’s additional nominees are chosen in this process, then such shareholder will not vote against the slate selected by the Company’s Board of Directors at the upcoming annual meeting.

     The Company’s Board of Directors has further agreed to permit directors to communicate with shareholders if (i) such communications are initiated by a shareholder, (ii) the director does not provide any shareholder with material non-public information regarding Exide, and (iii) the director promptly advises the Company’s General Counsel of the substance of the communication.

     Finally, the Company’s Board of Directors has agreed to review annually all Board committee assignments and chairmanships (including the position of Chairman of the Board of Directors) and subject such assignments to reappointment after each annual meeting of the Company’s shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXIDE TECHNOLOGIES (Registrant)
Date: March 3, 2005	By:	/S/ STUART H. KUPINSKY
		Name:	Stuart H. Kupinsky
		Title:	Executive Vice President, General Counsel and Secretary